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                                                                     Exhibit 4.3

                                UROLOGIX, INC.

                            STOCK OPTION AGREEMENT


     This option is being issued pursuant to the terms and conditions set forth in this Option Agreement and is not issued pursuant to any existing stock option plan of the Company.

XI.  NOTICE OF STOCK OPTION GRANT
     ----------------------------

     Michael M. Selzer, Jr.            2355 Brockton Lane
                                             Plymouth, MN 55447

     You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement, as follows:


     Date of Grant                        December 8, 1998

     Vesting Commencement Date            December 8, 1998

     Exercise Price per Share             $3.875

     Total Number of Shares Granted       400,000

     Total Exercise Price                 $1,550,000

     Type of Option:                          Incentive Stock Option
                                          ---
                                           X  Nonstatutory Stock Option
                                          ---

     Term/Expiration Date:                December 8, 2008

     Exercise and Vesting Schedule:
     -----------------------------

     This Option shall be exercisable in whole or in part, and shall vest according to the following vesting schedule:

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     The first 200,000 shares will vest over the period commencing on the
Vesting Commencement Date and ending on January 4, 2003, with 50,000 shares vesting on January 4, 2000, and 1/36th of the remaining 150,000 shares vesting on the 4th of each of the 36 months following January 4, 2000.

     The next 100,000 shares will vest over a period of four years beginning on January 4, 2000, with 25,000 shares vesting on January 4, 2001 and 1/36th of the remaining 75,000 shares vesting on the 4th of each of the 36 months following January 4, 2001.

     The remaining 100,000 shares will vest over a period of four years commencing on January 4, 2001, with 25,000 shares vesting on January 4, 2002 and the 1/36th of the remaining 75,000 shares vesting on the 4th of each of the 36 months following January 4, 2002.

     A fraction of a share shall not vest until a sufficient number of fractional shares have vested constituting one whole share.

     Termination Period:
     ------------------

     This Option may be exercised, to the extent it is then vested, for 30 days after termination of employment by the Company, or a parent company or subsidiary. Upon death or Disability of the Optionee, defined as permanent and total disability as determined by the Compensation Committee of the Board of Directors), this Option may be exercised, to the extent it is then vested, for a period of twelve months after Optionee's termination of employment. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

XII  AGREEMENT
     ---------

     1.   Grant of Option.  The Company hereby grants to the Optionee named in
          ---------------
the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the number of Shares set forth above, at the exercise price per Share set forth above (the "Exercise Price"), subject to the terms and conditions set forth in this Option Agreement. The Shares will be issued directly from the authorized but unissued stock of the Company and are not issued pursuant to any existing stock option plan of the Company.

     The Option will be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). Any or all functions of the Committee specified in this Agreement may be exercised by the Board of Directors, unless this Agreement specifically states otherwise. The Committee has the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Option as it may, from time-to-time, deem advisable; to interpret the terms and provisions of this Option Agreement and to otherwise supervise the

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administration of the Option. The Committee may not amend, alter or terminate the Option without the written consent of Optionee. All decisions made by the Committee pursuant to this Agreement will be final and binding on all persons, including the Company and Optionee.

     2.   Exercise of Option.  This Option shall be exercisable during its term
          ------------------
as follows:

          (a)  Right to Exercise.
               -----------------

               (i) Subject to subsections 2(a)(ii) through 2(a)(iv) below, this Option shall be exercisable according to the vesting schedule set forth above. Alternatively, at the election of the Optionee, this Option may be exercised, in whole or in part at any time, as to Shares which have not yet vested. Vested Shares shall not be subject to the Company's repurchase right (as set forth in the Restricted Stock Purchase Agreement, attached as Exhibit B-1).
                                                     -----------

               (ii) As a condition to exercising this Option for unvested Shares, the Optionee shall execute the Restricted Stock Purchase Agreement.

               (iii) This Option may not be exercised for a fraction of a Share.

               (iv) Upon a Change of Control, the Option shall become exercisable in full as to all of the shares covered thereby without regard to any installment exercise or vesting provisions. For purposes of this Section 2(a)(iv), the term "Change of Control" means any of the following:

                   (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities and is required to file a Schedule 13D under the Exchange Act; or

                   (B) the Incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors. The term, "Incumbent Directors," shall mean those individuals who are members of the Board of Directors on August 13, 1997 and any individual who subsequently becomes a member of the Board of Directors whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

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                   (C) all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred and immediately thereafter, there is no substantial continuity of ownership with respect to the Company and the entity to which such assets have been transferred.

               (v) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Shares or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the number and option price of Shares subject to this Option, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any award shall always be a whole number. The grant of the Option shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

          (b) Method of Exercise.  This Option is exercisable by delivery of an
              ------------------
exercise notice in the form attached as Exhibit A (the "Exercise Notice") which
                                        ---------
must state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate exercise price.

          No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Exercised Shares.

      3.  Method of Payment.  Payment of the aggregate Exercise Price shall be
          -----------------
by any of the following, or a combination thereof, at the election of the
Optionee:

          (a) cash; or

          (b) check;

          (c) surrender of other Shares owned by the Optionee and acceptable to the Committee, which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair

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Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

      4.  Transferability of Option.  This Option may not be transferred in any
          -------------------------
manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. However, the Optionee, with the approval of the Committee, may transfer the Option for no consideration to or for the benefit of the Optionee's Immediate Family (including, without limitation, to a trust for the benefit of the Optionee's Immediate Family or to a partnership or a limited liability company for one or more members of the Optionee's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall continue to be subject to all of the terms and conditions as were applicable to the Option immediately prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement. The term "Immediate Family" shall mean the Optionee's spouse, parents, children, step children, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee). The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      5.  Term of Option.  This Option may be exercised only within the term set
          --------------
out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement.

      6.  Registration.  As promptly as practicable, the Company shall prepare,
          ------------
file and maintain with the Securities and Exchange Commission, an effective registration statement on Form S-8 (or, in the Company's sole discretion, on any appropriate comparable form under the Securities Act of 1933, as amended, as may then be available to the Company) relating to the resale of the Shares issued pursuant to exercise of the Option granted hereunder.

      7.  Tax Withholding.  Optionee shall, no later than the date as of which
          ---------------
any part of the value of the Option first becomes includible as compensation in the gross income of Optionee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Option. The obligations of the Company under this Option shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Optionee. Subject to such rules and limitations as may be established by the Committee from time to time, Optionee may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of Shares that would otherwise be deliverable to the Employee, or (ii) delivering to the Company from Shares already owned by the Employee, that number of shares

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having an aggregate Fair Market Value equal to part or all of the tax payable by the Employee under this paragraph. Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

     For purposes of this Agreement, "Fair Market Value" of a Share on any given date shall be determined by the Committee as follows: (i) if the Company's Common Stock is listed for trading on one of more national securities exchanges, or is traded on the Nasdaq Stock Market, the last reported sales price on the principal such exchange or the Nasdaq Stock Market on the date in question, or if such stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the first day prior thereto on which such stock were so traded; or (ii) if the Company's Common Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq Small Cap Market, the closing bid price for such stock on the date in question, or if there is no such bid price for such stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (iii) if neither (i) or (ii) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.

      8.  Section 83(b) Election for Unvested Shares Purchased Pursuant to
          ----------------------------------------------------------------
Option.  With respect to the exercise of the Option for unvested Shares, an
------
election (the "Election") may be filed by Optionee with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to
         --------------
Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase. In the case of an Non-Statutory Stock Option, this will result in a recognition of taxable income to the Optionee on the date of exercise, measured by the excess, if any, of the fair market value of the Exercised Shares, at the time the Option is exercised over the purchase price for the Exercised Shares. Absent such an election, taxable income will be measured and recognized by Optionee at the time or times on which the Company's Repurchase Option lapses. Optionee is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code.

      OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON OPTIONEE'S BEHALF.

      9.  No Guarantee of Continued Service.  OPTIONEE ACKNOWLEDGES AND AGREES
          ---------------------------------
THAT THE VESTING OF SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT

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THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES
HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT BY THE COMPANY AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

      10. Entire Agreement; Governing Law; Notice.  This Option Agreement,
          ---------------------------------------
together with Exhibits A and B, constitute the entire agreement of the parties with respect to the subject matter of this Option Agreement and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Minnesota. Notices required hereunder shall be given in person or by first class mail to the address of Optionee shown on the records of the Company and to the Company at its executive office.

      Optionee hereby accepts this Option subject to all of its terms and provisions. Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of

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counsel prior to executing this Option and fully understands all provisions of the Option. Optionee further agrees to notify the Company upon any change in the residence address indicated above.


OPTIONEE:                           UROLOGIX, INC.


/s/ Michael, M. Selzer, Jr.
------------------------------      -------------------------
Signature                           By

Michael M. Selzer, Jr.
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Print Name                          Title

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Social Security Number

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